AGREEMENT OF SALE

This AGREEMENT OF SALE ("Agreement") is dated as of March 19 , 2002, between **WAL-MART STORES EAST, INC.**, an Arkansas corporation, with a corporate address of 702 S. W. 8th Street, Bentonville, AR 72716 ("Seller" or "Wal-Mart") and **THE KLEIN GROUP, L.L.C.**, an Ohio limited liability company, with a corporate address of 89 West Chicago Street, Coldwater, MI 49016 ("Purchaser"). This Agreement shall become effective on the date of the full execution by Wal-Mart ("Effective Date").

W I T N E S S E T H:

That in consideration of the covenants and agreements of the respective parties as hereinafter set forth, Wal-Mart shall sell and Purchaser shall purchase a certain tract of land identified as the "Property" on the Site Plan on Exhibit "A", attached hereto and made a part hereof, and as legally described on Exhibit "B", attached hereto and made a part hereof, located in or near the City of Lima, Allen County, Ohio, containing 1.00 ACRES, more or less, together with all improvements thereon, easements and rights appurtenant thereto and all of Wal-Mart's right, title, and interest in any public rights-of-way adjoining the property (with the land collectively called the "Property");

The following terms, provisions, and conditions are further agreed to:

1. Purchase Price. The purchase price for the Property shall be FOUR HUNDRED TWENTY FIVE DOLLARS ($425,000.00) ("Purchase Price") payable as follows:

(a) TWELVE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($12,750.00) ("Deposit"), paid by Purchaser to Escrow Agent contemporaneously with the execution of this Agreement by Purchaser, and to be deposited in escrow with Fidelity National Title Insurance Company ("Title Company"); 14643 Dallas Parkway, Suite 380, Dallas, TX 75240; Attn: LeAnn Turrentine (Escrow Agent) Purchaser's Federal I. D. Number is: ________________, and must be provided for the Deposit to be invested in an interest bearing account; and

(b) The balance of the Purchase Price shall be received by the Title Company by federal wire transfer at or before 10:00 A. M. Central Standard Time on the date of Closing.

2. Survey. Purchaser, at Purchaser's sole responsibility and expense, shall obtain a current survey of the Property made in accordance with the "Minimum Standard Detail Requirements for ALTA Land Title Surveys, Urban Classification" prepared by a registered/licensed surveyor ("Survey") no later than thirty (30) days after Purchaser receives the Commitment. Within five (5) days after Purchaser receives the Survey, Purchaser shall furnish a copy of the Survey to both Wal-Mart and the Title Company. Purchaser, at its expense, shall provide to Wal-Mart a legal description of the Access Area (and any other easement area granted to Purchaser or reserved by Wal-Mart in conjunction with this transaction) when Purchaser obtains its Survey.

3. Title Insurance. Wal-Mart shall on behalf of Purchaser, yet at Purchaser's sole cost expense and no later than fifteen (15) days after the Effective Date, order from the Title Company a standard form ALTA Owner's Title Commitment ("Commitment") covering the Property and issued by the Title Company. Wal-Mart shall cause the Commitment to be delivered to Purchaser, together with copies of all instruments, if any, referred to in the Commitment as exceptions to title. If exceptions appear in the Commitment, other than the standard pre-printed exceptions, which are objectionable to Purchaser, Purchaser shall, within ten (10) days after Purchaser receives the Commitment (along with supporting documents), notify Wal-Mart in writing of such fact ("Title Objection Notice"). Upon the expiration of said ten (10)-day period, Purchaser shall be deemed to have accepted all exceptions to title as

shown on the Commitment (except for any matters to which notice under the preceding sentence has been given to Wal-Mart) and such exceptions not objected to by Purchaser as provided above shall be known as permitted exceptions ("Permitted Exceptions"). Wal-Mart shall, within thirty (30) days of receipt of the Title Objection Notice, have the option in its sole discretion of either: (i) terminating this Agreement in which event the Deposit shall be returned to Purchaser, or (ii) clearing the title of the objections so specified. If Wal-Mart elects to terminate this Agreement, Wal-Mart shall so notify Purchaser, whereupon Purchaser shall either: (i) nullify Wal-Mart's termination within five (5) days of its receipt of such notice by written notice to Wal-Mart and take title "as is" or (ii) accept Wal-Mart's termination within five (5) days of its receipt of such notice by written notice to Wal-Mart. The premium of the title insurance policy, and all fees associated therewith shall be paid by Purchaser. The expense of additional/extended coverage or endorsements or the deletion of standard pre-printed exceptions, if any, shall be the sole responsibility of Purchaser. If this Agreement terminates as a result of Purchaser's Default or by Purchaser's election as otherwise set forth herein, then Purchaser shall be responsible for any cancellation fees charged by the Title Company. This Section shall survive Closing.

4. Deed. At the Closing, Wal-Mart shall deliver to Purchaser a special warranty deed ("Deed") conveying insurable title to the Property, subject to Permitted Exceptions and reciting and incorporating the covenants, conditions, restrictions and approval rights set forth in Section 5 of this Agreement ("Deed Restrictions"). Said Deed shall be in substantially the same form as attached as Exhibit "C". It is further understood and agreed that the Deed Restrictions shall be inserted by the Purchaser under this Agreement in every deed or ground lease to be delivered by it conveying lots or plots or other portions of the Property or any interest therein and that such insertions of such Deed Restrictions in such deed or ground lease shall be deemed a part of the consideration of this Agreement. This Section shall survive Closing.

5. Deed Restrictions/Development Plan. With respect to Deed Restrictions to be placed on the Property, and with respect to the Development Plan, Wal-Mart and Purchaser hereby agree to the following:

(a) Purchaser covenants that the Property shall only be used for purposes of the kind typically found in shopping centers, including, but not limited to, offices, restaurants, and retail shops;

(b) Purchaser further covenants that the Property shall not be used for or in support of the following: (i) a discount store in excess of eight thousand (8,000) square feet in floor size, wholesale membership/warehouse club, grocery store/supermarket, pharmacy/drug store; (ii) gas station, quick lube/oil change facility, automobile tire sales; (iii) movie theater, bowling alley, health spa/fitness center; or (iv) adult book store, bar, night club, billiard parlor, any place of recreation/amusement, or any business whose principal revenues are from the sale of alcoholic beverages;

(c) Purchaser further covenants that only one (1) one-story building may be erected on said Property, which building, so long as the applicable parking ratio required herein is met, shall not exceed eleven thousand (11,000) square feet in floor size or twenty two (22) feet in height.

(d) Purchaser further covenants that in the event the Property is used for a restaurant, there shall not be less than fifteen (15) parking spaces on the Property for every one thousand (1,000) square feet of floor building area thereon; for all other uses permitted hereunder there shall not be less than six (6)parking spaces per one thousand (1,000) square feet of floor building area on the Property;

(e) Purchaser further covenants that: (i) only signs advertising business located on the Property may be erected thereon;(ii) the Property and all improvements

erected or constructed thereon shall be maintained in good condition and repair; and (iii) the exterior of which shall not be constructed of metal.

(f) Wal-Mart reserves the right to approve, prior to commencement of any construction by Purchaser of any buildings or improvements on the Property, Purchaser's: (i) site plans, (ii) utility plans including connections, (iii) grading plans including stormwater management, (iv) setbacks from lot lines, (v) location and dimensions of parking areas and spaces, driveways, and service areas, (vi) landscaping plans, (vii) the placement of Purchaser's building(s) and other improvements including square footage of building(s), (viii) exterior elevations and (ix) signage ("Development Plan") prepared by certified/licensed architects and/or engineers and conforming with the restrictions set forth above. Purchaser shall deliver said Development Plan to Wal-Mart for its approval no later than thirty (30) days after the Effective Date. Wal-Mart shall have thirty (30) days after receipt of the Development Plan from Purchaser to approve or disapprove the Development Plan in writing. If the Development Plan is disapproved, Wal-Mart shall give the reasons for such disapproval, and Purchaser shall resubmit to Wal-Mart a revised Development Plan incorporating Wal-Mart's suggested revisions within thirty (30) days from the date of Purchaser's receipt of Wal-Mart's disapproval, and the same time schedule as mentioned above shall be repeated until the Development Plan is approved;

(g) All such covenants, conditions, restrictions and approval rights shall remain in effect for a period of fifty (50) years. The aforesaid covenants, conditions, restrictions and approval rights shall run with and bind the Property, and shall bind Purchaser or an affiliated company, or its successors or assigns, and shall inure to the benefit of and be enforceable by Wal-Mart, or an affiliated company, or its successors and assigns, by any appropriate proceedings at law or in equity to prevent violations of such covenants, conditions, restrictions and approval rights and/or to recover damages for such violations.

6. Condition of Property. Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed that Purchaser is buying the Property "as is" and "where is" as of the time of Closing, and with all faults and defects, latent or otherwise, and that Wal-Mart is making no representations or warranties, either expressed or implied, by operation of law or otherwise, with respect to the quality, physical conditions or value of the Property, the Property's habitability, suitability, merchantability or fitness for a particular purpose, the presence or absence of conditions on the Property that could give rise to a claim for personal injury, property or natural resource damages; the presence of hazardous or toxic substances, materials of wastes, substances, contaminants, or pollutants on, under or about the Property; or the income or expenses from or of the Property. This Section shall survive the Closing or earlier termination of the Agreement.

7. Taxes and Assessments. Real property taxes for the then current tax year shall be prorated as of the date of Closing. Purchaser is responsible for real property taxes due on and after the date of Closing. If the Closing shall occur before the tax rate is fixed on the then-current tax year, the proration of real property taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If real property taxes for the Property are not separately assessed and are a part of Wal-Mart larger tract, the proration of taxes shall be a credit to Wal-Mart at Closing. All prorations shall be adjusted between the parties based on actual taxes for the year in which the Closing occurs at the time that such actual taxes are determined. Wal-Mart shall pay assessments and charges for improvements, either general or special (including roll-back taxes), which have been assessed and billed prior to the date of Closing. Purchaser shall pay all other assessments and charges. This Section shall survive the Closing.

8. Transfer Taxes, Revenue Stamps and Fees. The expense and cost of all state, county and local documentary or revenue stamps, transfer, sales and other "transfer taxes", if applicable, relating to the sale of the Property shall be the sole cost and responsibility of

Purchaser and paid on the date of Closing. Any impact, user, standby, connection, or other fee related to the Property or its development shall be sole cost and responsibility of Purchaser.

9. Default. With respect to Default, Wal-Mart and Purchaser hereby agree to the following:

(a) If Purchaser fails or refuses to comply fully with the terms of this Agreement for any reason, Wal-Mart may, at its option, either (i) rescind this Agreement and retain the Deposit as liquidated damages, or (ii) pursue any other legal or equitable remedy, including, without limitation, a suit for specific performance.

(b) If Wal-Mart fails or refuses to comply fully with the terms of this Agreement for any reason, Purchaser may, at its option, either (i) rescind this Agreement whereupon the Deposit will be refunded to Purchaser, or (ii) pursue any other legal or equitable remedy, including, without limitation, a suit for specific performance.

10. Right of Entry. At any time prior to the Closing, and at Purchaser's sole cost and responsibility, Purchaser or its authorized agents shall have the right to enter upon the Property for any lawful purpose, including, without limitation, conducting the Survey as contemplated by this Agreement and any other site analyses, test borings, and engineering studies. Purchaser agrees to defend, indemnify and hold harmless Wal-Mart from any damages or liability to persons or property that might arise therefrom, and Purchaser agrees to repair at its sole cost and responsibility, or pay to Wal-Mart the cost of, any damages caused to the Property by such entry. This Section shall survive the Closing or earlier termination of this Agreement.

11. Assignment. Purchaser shall not assign this Agreement or any right granted herein without the written consent of Wal-Mart, however Purchaser shall be expressly permitted to assign to an entity of which Purchaser holds a majority or controlling interest, and promptly with such assignment shall provide Wal-Mart with an exact copy of the document(s) concerning such assignment. No assignment shall relieve or release Purchaser of any obligation under this Agreement. Moreover, Wal-Mart shall have the express right to assign or transfer its interest to a parent company, affiliate, subsidiary, or related company.

12. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or nationally recognized overnight courier, and shall be considered given upon receipt, addressed as follows (other information in italics and for Title Company below is for informational purposes only, and shall not be considered for notice purposes):

If to Seller:

Wal-Mart Stores East, Inc.
Sam M. Walton Development Complex
2001 S. E. 10th Street
Bentonville, AR 72716-0550
Attention: David Lynch
Tel: (501)277-9476
Fax: (501) 204-0152
delynch@wal-mart.com

If to Purchaser:

The Klein Group
89 West Chicago Street
Coldwater, MI 49016
Attention: Ken Klein

Tel: (517) 278-3050
Fax: (517) 278-8479

If to Title Company:

Fidelity National Title Insurance Company
14643 Dallas Parkway; Suite 380
Dallas, TX 75240
Attention: LeAnn Turrentine
Tel: (972) 386-6650
Fax: (972) 386-6651

Either party may at any time change its address for notification purposes by written notice to the other party setting forth the new address, and such new address shall be effective ten (10) days after such notice is given.

13. Conditions Precedent. Purchaser represents and Wal-Mart hereby acknowledges that Purchaser intends to use the Property for a strip center ("Intended Use"). Therefore, the purchase contemplated by this Agreement is subject to the following conditions precedent:

(a) If the Survey discloses any condition which renders the Property unusable for the Intended Use, Purchaser may rescind this Agreement and the Deposit will be refunded to Purchaser, provided, however, that Purchaser has exercised such rescission right by giving Wal-Mart written notice with evidence of such condition no later than April 12, 2002.

(b) Purchaser, with Wal-Mart's assistance but at Purchaser's sole cost and responsibility, being able to obtain the approval of all public and governmental authorities to all matters relating to zoning, subdivision replatting, special or conditional use permits, environmental permits or similar requirements for the Intended Use, and its signage in accordance with Purchaser's development plans and specifications and local municipality standards. Purchaser covenants to try to obtain such approvals and permits in a diligent and expeditious manner. If Purchaser is unable to obtain such approvals and permits, either Wal-Mart or Purchaser may rescind this Agreement, whereupon the Deposit will be refunded to Purchaser, provided the rescinding party has given the other party written notice no later than April 12, 2002. If Wal-Mart elects to terminate this Agreement pursuant to this Section, then Wal-Mart must give Purchaser written notice thereof, and Purchaser shall have ten (10) days, after receiving Wal-Mart's termination notice, to notify Wal-Mart in writing that Purchaser is willing to waive all contingencies contained in this Section. Purchaser's waiver of the contingencies in this Section, however, does not relieve either Purchaser or Wal-Mart of the other terms and conditions of this Agreement.

(c) Water, electrical, and sanitary sewer lines being located either on the Property, or on a public right-of-way adjacent thereto, and adequate for the Intended Use. If said utilities are not available as provided in the preceding sentence or are not adequate for the Intended Use, Purchaser may rescind this Agreement, whereupon the Deposit will be refunded to Purchaser; provided, however, that Purchaser has given Wal-Mart written notice of such rescission no later than April 12, 2002. At the Closing Wal-Mart agrees to use commercially reasonable efforts to obtain at the sole cost and expense of Purchaser non-exclusive perpetual utility easements, over and across Wal-Mart's premises that may be adjacent to the Property, that may be necessary and convenient for Purchaser to make such utility connections to the Property. Said easements shall be at a location mutually acceptable to both Wal-Mart and Purchaser. Purchaser shall be liable for any damages caused to Wal-Mart's premises

adjacent to the Property or to any other property or persons by Purchaser's installation, maintenance, repair, and use of any utility lines associated with such easements. In the event that a sanitary sewer line easement is necessary for Purchaser's intended use, then said easement shall be conveyed subject to the following conditions: i) the maintenance of the Purchaser's sewer line on the Property and extending to Wal-Mart's existing sewer line system shall be the sole cost and responsibility of the Purchaser; ii) in the event of restaurant use, then the Purchaser shall be solely responsible for the installation and proper maintenance of an adequate grease interceptor, which must meet or exceed discharge requirements according to local governmental regulations; iii) If it shall become necessary for Purchaser to make any repairs, or if the Purchaser shall fail to adequately maintain the sanitary sewer line easement area as provided in the easement agreement, then Wal-Mart, at its sole option, but not obligation, may proceed forthwith to have the repairs made and pay the cost thereof, and to receive reimbursement therefor from the Purchaser within thirty (30) days after a written request for cost of said repairs or other cost associated therein. In such instances, Wal-Mart shall provide the Purchaser with oral notification of its intention to make such repairs or the occurrence of such repairs, at the earliest practicable time given the nature and extent of the repairs.

(d) If the results of the analyses, test borings, or studies pursuant to this Agreement, disclose that the physical condition of the Property, including the existence of hazardous wastes and toxic substances, will prevent Purchaser from reasonably developing the Property for the Intended Use, Purchaser may rescind this Agreement, whereupon the Deposit will be refunded to Purchaser; provided, however, that Purchaser has notified Wal-Mart in writing with evidence of such unacceptable conditions within fifteen (15) days after Purchaser receives the results of such analyses, borings or engineering studies, but not later than April 12, 2002.

14. Closing. The Closing shall take place at the office of the Title Company by mail and/or facsimile the later of: (1) ten (10) days after all conditions of this Agreement are satisfied, but shall be no later than April 22, 2002 , or (2) ten (10) days after Seller has opened its Wal-Mart Supercenter on the property retained by Seller adjacent to the Property, but shall be no later than July 22, 2002.

15. Possession. Wal-Mart will turn over exclusive possession of the Property to Purchaser at the Closing.

16. Storm Water Drainage Permit. Prior to any construction activities on the Property, Purchaser shall file a Notice of Intent for coverage under the applicable state or federal agency's Storm Water Pollution Discharge Elimination System or similar program and obtained the required permits for construction activities from the appropriate governmental authorities or environmental agencies, including, but not limited to, any notice or permit regarding stormwater discharge/drainage and regardless of the size of the Property (i.e., NPDES Notice of Intent for coverage under Nationwide Permit #26). This section shall survive the Closing or earlier termination of this Agreement.

17. Access Easement. With respect to an access easement, and for no additional consideration, Wal-Mart (or a Wal-Mart related entity) agrees to grant to or use commercially reasonable efforts to acquire for the benefit of Purchaser its employees, tenants, customers, and suppliers at Closing, a recordable non-exclusive easement for pedestrian and vehicular ingress and egress over and across that portion of Wal-Mart's adjoining premises where identified as "Access Area" on Exhibit "A" ("Access Area"). Said access easement shall be in substantially the same form as attached as Exhibit "D". Purchaser, at its expense, shall provide to Wal-Mart a legal description of the Access Area when Purchaser obtains its Survey.

18. Broker. Wal-Mart and Purchaser each represent and warrant to the other that no real estate broker, agent, commission salesman, or other person has represented the warranting party in the negotiations for and procurement of this Agreement and of the Property. Each party agrees to defend, indemnify and hold the other hereunder harmless from and against any claim for any such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, cost and expenses (including reasonable attorney's fees and court costs), associated therewith.

19. Purchaser's Reports. Purchaser hereby agrees to furnish a copy of any survey, soils tests, engineering studies or environmental studies, when they are obtained, and/or any other non-confidential data that they may obtain during the time frames within this Agreement to Wal-Mart.

20. Easement Reservations. Wal-Mart reserves unto itself and its affiliates a perpetual sign easement over and under any area, to be defined by legal description provided by Purchaser in a separate agreement, on the Property for the installation, operation, maintenance, repair and replacement of a remote pylon sign, if such pylon sign exists at the time of execution of this Agreement, together with a non-exclusive right of ingress and egress for activities associated with Wal-Mart's operation of said easement area. Wal-Mart further reserves unto itself, its successors and assigns, a perpetual easement over and under any area, to be defined by legal description provided by Purchaser in a separate agreement, on the Property for the installation, maintenance, repair and placement of any existing utilities or stormwater drainage, if such utilities serve adjacent property at the time of execution of this Agreement, together with a non-exclusive right of ingress and egress for activities associated with Wal-Mart's use of said easement area. This Section shall survive the Closing.

21. Wal-Mart's Reports. Wal-Mart agrees that Purchaser may contact Wal-Mart's outside civil engineer for this site, CESO, 1700 Lyons Road, Dayton, OH 45459 ; Attention: David Oakes; Tel: (888) 833-8584, Fax: (937) 435-3307 to obtain a copy of any maps, renderings, or plans, including without limitation, surveys, site, utility and grading plans, specifications, soil tests, engineering studies, environmental studies, and/or any other non-confidential data relating to the Property within their possession or control. The cost of copying and shipping said materials shall be borne entirely by Purchaser. Wal-Mart makes no representation or warranty, either express or implied, as to the accuracy or validity of the information contained in said reports.

22. Condemnation. If, prior to the Closing, all or any part of the Property shall be condemned by governmental or other lawful authority, Purchaser shall have the option of either (i) completing the purchase, in which event all condemnation proceeds or claims thereof shall be assigned to Purchaser, or (ii) canceling this Agreement, in which event the Deposit shall be returned to Purchaser and this Agreement shall be terminated with neither party having any rights against the other, and Wal-Mart shall be entitled to any and all condemnation proceeds.

23. Site Maintenance. As of the date of Closing, Purchaser shall assume responsibility for all forms of site maintenance, including but not limited to mowing, trash pick-up, and the posting of "No Trespassing" signs, for so long as this Agreement is in effect. Purchaser shall be responsible for disposing of any "For Sale" signs that may exist on the Property. Purchaser agrees to indemnify and hold harmless Wal-Mart from any damages or liability to persons or property that might arise therefrom.

24. Time of the Essence. Time is expressly declared to be the essence of this Agreement.

25. Final Dates; Days. If the final date of any deadline falls upon a Saturday, Sunday, or holiday recognized by the U. S. Postal Service, then in such event the time of such deadline shall be extended to the next day which is not a Saturday, Sunday, or holiday

recognized by the U. S. Postal Service. Wherever in this Agreement the word "days" is used, it shall be considered "calendar days" and not "business days".

26. Entire Agreement. This Agreement contains the entire agreement between Purchaser and Wal-Mart, and there are no other terms, conditions, promises, undertakings, statements or representations, express or implied, concerning the sale contemplated by this Agreement.

27. Headings. The headings to the Sections hereof have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

28. Counterparts. This Agreement, and any modifications, may be executed in one or more counterparts, including by facsimile, all parties need not be signatories to the same documents, and all counterpart signed documents shall be deemed to be an original and one (1) instrument.

29. Modifications. The terms of this Agreement may not be amended, waived, or terminated orally, but only by an instrument in writing signed by both Purchaser and Wal-Mart.

30. Attorney's Fees. Wal-Mart and Purchaser agree that if either party brings an action against the other party to enforce the terms hereof or to declare rights hereunder each party shall pay their own attorney's fees and costs incurred therein.

31. Successors. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors/heirs and assigns.

32. Governing Law. This Agreement shall be governed by and interpreted under the laws of the state of Ohio.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the month, day and year first above written.

ATTEST:

BY: [signature]
Michael W. Kersting,
Assistant Secretary

WAL-MART STORES EAST, INC.,
an Arkansas corporation
["Seller"]

BY: [signature]
~~Carl Ownbey,~~ J. Scott Greear
Director of Real Estate,
Excess Property

DATE: 3-19-02

WITNESS OR ATTEST:

BY: Linda McCall
Kathleen A. Snellenberger

THE KLEIN GROUP, L.L.C.,
an Ohio limited liability company
["Purchaser"]

BY: [signature]
Ronny S Klein
ITS: Member

DATE: 7 March 2002

<u>Exhibit "A"</u>

[Site Plan]


PARKING RATIO
LAYOUT PLAN
WAL-MART STORES, INC.
The Property
Key XXXXX = Access Area

Exhibit "B"

[This legal description below is provided for informational purposes only. An updated legal description of the Property and a legal description of the Access Area will be supplied by the Purchaser upon completion of the Survey and inserted at this point in the Agreement.]

Exhibit "C"

Prepared By/Return To:

Wal-Mart Stores East, Inc.
Sam M. Walton Development Complex
2001 S. E. 10th Street
Bentonville, AR 72716-0550
Attention: David Lynch

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED made this , 2002, between WAL-MART STORES EAST, INC., an Arkansas corporation, with a corporate address of: 702 S. W. 8th Street, Bentonville, AR 72716 ("Grantor"), and The Klein Group, an Ohio corporation, with a corporate address of 89 West Chicago Street, Coldwater, MI 49016 ("Grantee"),

W I T N E S S E T H:

THAT GRANTOR, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid by Grantee, the receipt whereof is hereby acknowledged, does hereby forever grant, bargain, sell, convey and confirm to Grantee, and its successors and assigns, a certain tract of land, containing 1.00 ACRES, more or less, situated, lying, and being in the City of Lima, Allen County, Ohio, as more particularly described to wit:

See Exhibit "A" attached hereto and made a part hereof ("Property");

TO HAVE AND TO HOLD said land unto Grantee, and its successors and assigns, forever, with all tenements, appurtenances and hereditaments thereunto belonging, subject to easements, conditions, restrictions and other matters of record, and subject to the following conditions and restrictions:

(a) Grantee covenants that the Property shall only be used for purposes of the kind typically found in shopping centers, including, but not limited to, offices, restaurants, and retail shops;

(b) Grantee further covenants that the Property shall not be used for or in support of the following: (i) a discount store in excess of eight thousand (8,000) square feet in floor size, wholesale membership/warehouse club, grocery store/supermarket, pharmacy/drug store; (ii) gas station, quick lube/oil change facility, automobile tire sales; (iii) movie theater, bowling alley, health spa/fitness center; or (iv) adult book store, bar, night club, billiard parlor, any place of recreation/amusement, or any business whose principal revenues are from the sale of alcoholic beverages;

(c) Grantee further covenants that only one (1) one-story building may be erected on said Property, which building, so long as the applicable parking ratio required herein is met, shall not exceed eleven thousand (11,000) square feet in floor size or eighteen (18) feet in height.

(d) Grantee further covenants that in the event the Property is used for a restaurant, there shall not be less than fifteen (15) parking spaces on the Property for every one thousand (1,000) square feet of floor building area thereon; for all other

uses permitted hereunder there shall not be less than six (6) parking spaces per one thousand (1,000) square feet of floor building area on the Property;

(e) Grantee further covenants that: (i) only signs advertising business located on the Property may be erected thereon;(ii) the Property and all improvements erected or constructed thereon shall be maintained in good condition and repair; and (iii) the exterior of which shall not be constructed of metal.

(f) Grantor reserves the right to approve, prior to commencement of any construction by Grantee of any buildings or improvements on the Property, Grantee's: (i) site plans, (ii) utility plans including connections, (iii) grading plans including stormwater management, (iv) setbacks from lot lines, (v) location and dimensions of parking areas and spaces, driveways, and service areas, (vi) landscaping plans, (vii) the placement of Purchaser's building(s) and other improvements including square footage of building(s), (viii) exterior elevations and (ix) signage ("Development Plan") prepared by certified/licensed architects and/or engineers and conforming with the restrictions set forth above. Grantee shall deliver said Development Plan to Grantor for its approval. Grantor shall have thirty (30) days after receipt of the Development Plan from Grantee to approve or disapprove the Development Plan in writing. If the Development Plan is disapproved, Grantor shall give the reasons for such disapproval, and Grantee shall resubmit to Grantor a revised Development Plan incorporating Grantor suggested revisions within thirty (30) days from the date of Grantee's receipt of Grantor's disapproval, and the same time schedule as mentioned above shall be repeated until the Development Plan is approved;

(g) All such covenants, conditions, restrictions and approval rights shall remain in effect for a period of fifty (50) years. The aforesaid covenants, conditions, restrictions and approval rights shall run with and bind the Property, and shall bind Grantee or an affiliated company, or its successors or assigns, and shall inure to the benefit of and be enforceable by Grantor, or an affiliated company, or its successors and assigns, by any appropriate proceedings at law or in equity to prevent violations of such covenants, conditions, restrictions and approval rights and/or to recover damages for such violations.

AND SAID GRANTOR does hereby warrant the title to said Property, and will defend the same against the lawful claims of all persons claiming under Grantor, but none other, subject to the easements, encumbrances, restrictions, and other matters of record and the covenants, conditions, and restrictions as stated herein, and subject to real property taxes for the year of 2002, and thereafter.

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed in its name by its Director of Real Estate, Excess Property, of the Grantor, Wal-Mart Stores East, Inc. and caused its corporate seal attested by its Assistant Secretary to be hereto affixed the day and year first above written.

WAL-MART STORES EAST, INC.,
an Arkansas corporation

ATTEST:

BY: ______________________ Michael W. Kersting Assistant Secretary [CORPORATE SEAL]	BY: ______________________ Carl Ownbey, Director of Real Estate, Excess Property

ACKNOWLEDGEMENT

STATE OF ARKANSAS)
) ss
COUNTY OF BENTON)

In the State of Arkansas, County of Benton, on this , 2002, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Carl Ownbey to me personally known, who being by me duly sworn did say that he is the Director of Real Estate, Excess Property, of the Grantor in the foregoing special warranty deed, and that the seal thereto affixed is the corporate seal of said Wal-Mart Stores East, Inc. and that said special warranty deed was signed and sealed in behalf of said corporation by authority of its Board of Directors and said Carl Ownbey acknowledged said special warranty deed to be the free act and deed of said corporation.

WITNESS my hand and notarial seal subscribed and affixed in said county and state, the day and year in this certificate above written.

BY: ______________________
Notary Public

Exhibit "A"

[Legal Description]

EXHIBIT "D"

THIS INSTRUMENT PREPARED BY:
AFTER RECORDING PLEASE RETURN TO:

DAVID LYNCH
WAL-MART REAL ESTATE BUSINESS TRUST
2001 SE 10TH STREET
BENTONVILLE, AR 72716-0550

ACCESS EASEMENT

THIS ACCESS EASEMENT is entered into as of the day of , 2002, by and between WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware business trust with an address of 702 S.W. 8th Street, Bentonville, AR 72716 ("Wal-Mart"); and **The Klein Group**, an Ohio corporation with an address of 89 West Chicago Street, Coldwater, MI 49016 ("Grantee").

WITNESSETH

WHEREAS, Wal-Mart is the owner of that certain tract or parcel of land situated in the City of Lima, County of Allen, State of Ohio, identified as Tract 1 on the site plan attached hereto as Exhibit "A" ("Tract 1"); and

WHEREAS, Grantee will be by the time this instrument is recorded the owner of that 1.00 acre, more or less, tract or parcel of land in the same city, county, and state, which tract lies adjacent to Tract 1 and is identified as Tract 2 on Exhibit "A" and more fully described on Exhibit "B" ("Tract 2") which tract Wal-Mart Stores East, Inc. is current owner of and intends to convey fee simple title to Grantee by a warranty deed; and

WHEREAS, Grantee has requested from Wal-Mart, and Wal-Mart is desirous of granting to Grantee, a non-exclusive easement for pedestrian and vehicular ingress and egress over and across that portion of Tract 1 identified as the Access Area on Exhibit "A" and more fully described on Exhibit "C" ("Access Area").

NOW THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, Wal-Mart does hereby grant to Grantee a non-exclusive easement for vehicular and pedestrian ingress and egress over and across the Access Area for access to and from Tract 2, subject to the following terms and conditions to which the parties hereto do hereby agree:

1. Use of Access Area. The ingress and egress rights granted hereby may be used non-exclusively by, and are limited to, Grantee and its tenants and their respective customers and employees associated with the business operation to be located on Tract 2. Only passenger vehicles and light trucks and pedestrian traffic associated with Tract 2 may use the Access Area, but nothing herein shall be construed to limit or restrict ingress or egress associated with Tract 1 or any part thereof. Grantee shall not be allowed to use the Access Area for heavy truck traffic except as may be necessary for developing Tract 2 or delivering merchandise to the business operation to be located thereon.

2. Maintenance. (a) In the event Wal-Mart fails to maintain or repair the Access Area, Grantee may do so at its sole expense, provided Grantee uses like or similar quality and type of materials originally installed on the Access Area, and further provided Grantee does not change the grade or elevation of the Access Area without the permission of Wal-Mart. Any repair or maintenance performed within the Access Area must be preceded by a two-(2) week written notice to Wal-Mart.

(b) Grantee shall, at its sole cost and expense pave any unpaved portion of the curb cut area from Tract 2 to the Access Area, and if, in the process of paving and developing the Access Area, Grantee encounters any irrigation equipment previously installed by Wal-Mart in the Access Area, Grantee shall disconnect and relocate any such equipment at its cost. If Grantee encounters any utility lines under the Access Area, it shall encase said lines in order to protect it. If it is necessary for Grantee to remove trees or any other type of landscaping, it shall relocate it adjacent to the Access Area in a location acceptable to Wal-Mart.

3. Damage to Access Area, or Other Improvements. If, in the process of developing Tract 2, Grantee damages, breaks, destroys, or in any way impairs the Access Area, or any other improvements of Wal-Mart, Wal-Mart in its sole discretion, may require Grantee to either: (i) restore at Grantee's sole cost and expense the Access Area, or Wal-Mart's improvements, to its original quality and condition; or (ii) Wal-Mart may restore the Access Area, or improvements, and invoice Grantee for Wal-Mart's costs incurred restoring the damaged Access Area, or improvements; whereupon Grantee agrees to reimburse Wal-Mart within thirty (30) days of receipt of an invoice for such expenses.

4. Indemnification. Grantee shall indemnify and hold harmless Wal-Mart from any damages or liability to persons or property that might arise from the use of the Access Area by Grantee, its customers, suppliers, employees, and tenants or anyone else using the Access Area for ingress and egress to and from Tract 2. Grantee further agrees that Grantee will at all times during the duration of this easement maintain and pay for comprehensive general liability insurance affording protection to Wal-Mart and Grantee naming Wal-Mart as an additional insured on the policy or policies for a combined bodily injury and property damage limit of liability not less than $2,000,000.00 for each occurrence. Grantee further agrees, upon request to deliver to Wal-Mart a certificate or certificates from an insurance company or insurance companies satisfactory to Wal-Mart evidencing the existence of such insurance and naming Wal-Mart as an additional insured.

5. Curb Cuts. Grantee shall be entitled to install no more than two (2) thirty (30) foot curb cut(s) as shown on the Grantee's Plan of Development as approved by Wal-Mart .

6. Relocation. Wal-Mart reserves the right in its sole and absolute discretion to modify or relocate the Access Area provided such modification or relocation does not materially restrict or prevent ingress and egress to and from Tract 2.

7. Public Grant. Nothing contained herein shall be used or construed as a grant of any rights to any public or governmental authority or agency.

8. Duration. The agreements contained herein and the rights granted hereby shall run with the titles to Tract 2 and the Access Area and shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

9. Change of Ownership. In the event Grantee conveys or transfers title to Tract 2 to another party, Wal-Mart shall be notified thereof within thirty (30) days thereafter. Wal-Mart shall be provided the name and address of such transferee.

10. Effective Date. This instrument shall become effective conditioned upon and subject to the conveyance of Tract 2 by Wal-Mart Stores East, Inc. to Grantee to be evidenced by the recording of a warranty deed.

11. Headings. The headings of the paragraphs contained herein are intended for reference purposes only and shall not be used to interpret the agreements contained herein or the rights granted hereby.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

ATTEST:

____
Michael W. Kersting
Assistant Secretary

WAL-MART REAL ESTATE BUSINESS TRUST

BY: _____________________
Carl Ownbey
TITLE: Director of Real Estate Excess Property

WITNESS OR ATTEST:

____

The Klein Group

BY:

____

TITLE: _________________

TRUST ACKNOWLEDGMENT

STATE OF ARKANSAS)
) ss.
COUNTY OF BENTON)

On this day of , 2002, before me, the undersigned notary public in and for said County and State, personally appeared before me Carl Ownbey to me personally known, who, being by me duly sworn, did say that he is Director of Real Estate - Excess Property of **Wal-Mart Real Estate Business Trust** and that the seal affixed to the foregoing instrument is the seal of said trust, and that said instrument was signed and sealed in behalf of said trust by authority of its Board of Directors, and said Carl Ownbey acknowledged said instrument to be the free act and deed of said trust.

WITNESS BY HAND and notarial seal subscribed and affixed in said County and State the day of , 2002.

____
NOTARY PUBLIC

My Commission Expires:

____

CORPORATE ACKNOWLEDGMENT

STATE OF ______________________)
) ss.
COUNTY OF ____________________)

On this _____ day of _____________, 2002, before me, the undersigned notary public in and for said County and State, personally appeared before me ________________________ to me personally known, who, being by me duly sworn, did say that he/she is ___________________________ of ______________________________ and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said _____________________________ acknowledged said instrument to be the free act and deed of said corporation.

WITNESS BY HAND and notarial seal subscribed and affixed in said County and State the _____ day of _______________, 2002.

____
NOTARY PUBLIC

My Commission Expires:

____

EXHIBIT "A"

Site Plan


The Property
Key = Access Area
LAYOUT PLAN
PARKING RATIO

EXHIBIT "B"

Tract 2
(Grantee's Tract legal description)

E X H I B I T "C"

Access Area
(Part of Tract 1 legal description)